U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                               AMENDMENT NO. 1 TO

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 23, 2006

                           NEOMEDIA TECHNOLOGIES, INC.
                           ---------------------------
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                               0-21743                        36-3680347
----------------------------       ----------------------------         ---------------------------------
(State or Other Jurisdiction         (Commission File Number)           (IRS Employer Identification No.)
       Incorporation)

 2201 Second Street, Suite 600, Fort                                                  33901
------------------------------------                                               ----------
         Myers, Florida                                                           (Zip Code)
(Address of Principal Executive Offices)


                                (239) - 337-3434
                        --------------------------------
                             (Registrant's Telephone
                          Number, including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Completion of Acquisition of Gavitec AG.

      On February 17, 2006, NeoMedia and Gavitec AG ("Gavitec") of Wurselen, Germany (www.gavitec.com) signed a definitive sale and purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of Gavitec in exchange for $1,800,000 cash and $5,400,000 in shares of NeoMedia common stock. The $5,400,000 stock portion of the purchase price is represented by 13,660,511 shares of NeoMedia common stock, calculated by dividing $5,400,000 by the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 16, 2006.

      On February 23, 2006, NeoMedia and Gavitec completed the closing requirements and the acquisition became effective.

      Gavitec was founded in 1997 as a specialized provider and manufacturer of products and solutions for mobile marketing and mobile information technology. As a technology leader in code-reading systems and software for mobile applications, Gavitec offers its clients standardized or individual solutions in the areas of mobile marketing, mobile ticketing, mobile couponing, and mobile payment systems.

      This Form 8-K/A is being filed as Amendment No. 1 to NeoMedia's Form 8-K filed with the SEC on February 24, 2006, in order to provide the financial statements required by Items 7(a) and (b) of Form 8-K.

ITEM 9.01.   FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a) Financial Statements of Acquired Businesses - Gavitec AG

    Report of Independent Auditors
    Balance sheets as of December 31, 2005 and 2004
    Statements of operations for the years ended December 31, 2005 and 2004 Statements of stockholders' equity (deficit) for the years ended December 31, 2005 and 2004 Statements of cash flows for the years ended December 31, 2005 and 2004 Notes to financial statements

(b) Pro Forma Financial Information

    Notes to pro forma combined financial statements Pro forma combined balance sheet as of December 31, 2005 (unaudited)
    Pro forma combined statement of operations for the twelve months ended December 31, 2005 (unaudited)

(c) Exhibits

    23.1 - Consent of Ernst & Young AG, Independent Auditors of Gavitec AG

(a) Financial Statements of Acquired Business - Gavitec AG.


                         Report of Independent Auditors

The Supervisory Board and Shareholders of Gavitec AG

We have audited the accompanying balance sheets of Gavitec AG as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gavitec AG at December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Gavitec AG will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has working capital and net capital deficiencies. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Mannheim, April 5, 2006


/s/ Ernst & Young AG
Wirtschaftsprufungsgesellschaft



Julie Teigland             Thorsten Reiter

                                   Gavitec AG
                                 Balance Sheets


                                                                                                   December 31
                                                                                       ---------------------------------
                                                                                                   2005             2004
ASSETS
Current assets
         Cash and cash equivalents                                                     (euro)    80,434  (euro)  123,213
         Trade receivables, net of doubtful accounts (euro) 73,292 in
            2005 and (euro) 69,250 in 2004                                                      145,150           95,548
         Inventory                                                                              154,035          341,873
         Prepaid expenses, current                                                                8,255            3,287
         Other assets,
         current                                                                                 45,703           51,856
                                                                                       ----------------  ---------------
            Total current assets                                                                433,577          615,777
                                                                                       ----------------  ---------------

Non-current assets
         Property and equipment, net                                                             13,963           25,203
         Intangible assets, net                                                                   2,926            3,375
                                                                                       ----------------  ---------------
            Total non-current assets                                                             16,889           28,578
                                                                                       ----------------  ---------------
            Total ASSETS                                                               (euro)   450,466  (euro)  644,355
                                                                                       ================  ===============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
         Trade payables                                                                (euro)   134,703  (euro)   43,803
         Liabilities to
         banks                                                                                       46                0
         Accrued
         liabilities                                                                             42,600          246,900
         Deferred revenue                                                                       108,966                0
         Other current liabilities                                                              197,230           15,584
                                                                                       ----------------  ---------------
            Total current liabilities                                                           483,545          306,287
                                                                                       ----------------  ---------------

Stockholders' equity (deficit)

         Common stock, shares with a nominal value (euro) 1 each, 222,000 and 146,450
         shares issued and outstanding as of December 31, 2005 and 2004, respectively           222,000          146,450
         Additional paid-in capital                                                             996,119          529,300
         Accumulated deficit                                                                 -1,251,198         -337,682
                                                                                       ----------------  ---------------
            Total stockholders' equity (deficit)                                                -33,079          338,068
                                                                                       ----------------  ---------------
            Total LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                       (euro)   450,466  (euro)  644,355
                                                                                       ================  ===============


              The accompanying notes are an integral part of these
                             financial statements.

                                   Gavitec AG
                            Statements of Operations

                                                    Year ended December 31
                                             ----------------------------------
                                                 2005                 2004
                                             -------------        -------------
Net sales                                   (euro) 624,051       (euro) 733,408
Cost of sales                                      583,710              469,411
                                            --------------       --------------
Gross margin                                        40,341              263,997

Research and development costs                     407,487              311,028
Sales and marketing expenses                       468,407              253,399
General and administrative expenses                316,453              415,589
                                            --------------       --------------
Total operating expenses                         1,192,347              980,016
                                            --------------       --------------

Results of operations                           -1,152,006             -716,019

Other income (See Note 8)                          238,584              208,252
Interest income                                        875               26,428
Interest expenses                                      969                  962
                                            --------------       --------------
Net loss before taxes                             -913,516             -482,301
Provision for income taxes                               0                    0
                                            --------------       --------------
Net loss                                    (euro)-913,516       (euro)-482,301
                                            ==============       ==============

              The accompanying notes are an integral part of these
                             financial statements.

                                   Gavitec AG
                  Statements of Stockholder's Equity (Deficit)

                                                                                       Accumulated
                                                     Common Stock      Additional       Earnings
                                      Shares           Amount        Paid-in-Capita     (Deficit)            Total
                                  --------------   --------------   ---------------- ----------------   ----------------
Balance at January 1, 2004               146,450   (euro) 146,450   (euro) 529,300   (euro) 1,744,619   (euro) 2,420,369
                                  --------------   --------------   --------------   ----------------   ----------------


Dividends declared and paid                 --               --                 --         -1,600,000         -1,600,000

Net loss                                    --               --                 --           -482,301           -482,301
                                                                                                        ----------------
Comprehensive loss                                                                                              -482,301

------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2004             146,450   (euro) 146,450   (euro) 529,300   (euro)  -337,682   (euro)   338,068

Net loss                                    --               --                 --           -913,516           -913,516
                                                                                                        ----------------
Comprehensive loss                                                                                              -913,516
Capital increase by cash
   subscription, July 2005
   net of capital procurement
   costs of (euro) 57,631                 75,550           75,550          466,819               --              542,369
------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2005             222,000   (euro) 222,000   (euro) 996,119   (euro) -1,251,198  (euro)   -33,079
========================================================================================================================

              The accompanying notes are an integral part of these
                             financial statements.

                                   Gavitec AG
                            Statements of Cash Flows

                                                              Year ended December 31
                                                       ----------------------------------
                                                             2005               2004
                                                       --------------     ---------------
Operating activities
Net loss                                               (euro)-913,516      (euro) -482,301
Adjustments to reconcile net loss to net cash used
  in operating activities:
      Net loss from the disposal of property and
      equipment                                                 3,894                 891
      Depreciation and amortization                            23,808               2,598
Changes in operating assets and liabilities:
      Trade receivables                                       -49,602             173,994
      Inventory                                               187,838            -260,878
      Prepaid expenses                                         -4,968                 422
      Other assets                                              6,153              -2,294
      Trade payables                                           90,900            -316,480
      Accrued liabilities                                    -204,300            -255,871
      Other current liabilities, including deferred
      revenue                                                 290,613                -519
                                                       --------------     ---------------
Net cash used in operating activities                        -569,180          -1,140,438
                                                       --------------     ---------------
Investing activities
Investments in property and equipment                         -15,204             -21,323
Investments in intangible assets                                 -810              -2,541
                                                       --------------     ---------------
Net cash used in investing activities                         -16,014             -23,864
                                                       --------------     ---------------
Financing activities
Cash received from equity contributions, net                  542,369                   0
Cash received/(paid to) from banks                                 46                -242
Cash paid for dividends                                             0          -1,600,000
                                                       --------------     ---------------

Net cash provided by (used in) financing activities           542,415          -1,600,242
                                                       --------------     ---------------
Decrease in cash and cash equivalents                         -42,779          -2,764,544
Cash and cash equivalents at the beginning of the
period                                                        123,213           2,887,757
                                                       --------------     ---------------
Cash and cash equivalents at the end of the period     (euro)  80,434     (euro)  123,213
                                                       ==============     ===============
Supplemental disclosures of cash flow information:
      Interest paid:                                   (euro)     967     (euro)      962



              The accompanying notes are an integral part of these
                             financial statements.

Gavitec AG
Notes to Financial Statements
--------------------------------------------------------------------------------
December 31, 2005

 (1)     Basis of Presentation and Summary of Operations:

         Basis of Presentation

              Gavitec AG, a German corporation referred to as "Gavitec" or the "Company," was originally incorporated in Wurselen in 1997 and is a specialized provider and manufacturer of products and solutions for mobile marketing and mobile information technology. Gavitec offers its clients standardized or individual solutions in the areas of mobile marketing, mobile ticketing, mobile couponing, and mobile payment systems..

              The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

         Going Concern

              The accompanying financial statements have been prepared assuming the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. The Company recorded a net loss of (euro) 913,516 for the year ended December 31, 2005 and a net loss of (euro) 482,301 for the year ended December 31, 2004. The Company has an accumulated deficit of (euro) 1,251,198 and a working capital deficit of (euro) 49,968 as of December 31, 2005. The Company cannot be certain that anticipated revenues from operations will be sufficient to satisfy its ongoing capital requirements. Management's belief is based on the Company's operating plan, which in turn is based on assumptions that may prove to be incorrect. If the Company's financial resources are insufficient the Company may require additional financing in order to execute its operating plan and continue as a going concern. The Company cannot predict whether this additional financing will be in the form of equity, debt, or another form. The Company may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, the Company may be unable to implement its current plans for expansion, pay its current obligations as they become due or respond to competitive pressures, any of which circumstances would have a material adverse effect on its business, prospects, financial condition and results of operations.


(2)   Summary of Significant Accounting Policies:

         Estimates

              The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires the Company's management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property and equipment, intangibles, valuation allowances for deferred income tax assets, accounts receivable, accruals and other factors. Actual results could differ from those estimates.

         Cash

              For the purposes of the balance sheet and statement of cash flows, all highly liquid investments with original maturities of three months or less are considered cash equivalents.

Gavitec AG
Notes to Financial Statements
--------------------------------------------------------------------------------
(continued)

           Revenue Recognition

              Software and technology equipment revenue is recognized when persuasive evidence of an arrangement exists, the price to the customer is fixed and determinable, delivery of the service has occurred and collectability is reasonably assured. Fees for providing system updates for software products, user documentation and technical support and are recognized over the life of the contract. Other service revenues, including training and consulting, are recognized as the services are performed.

              In cases where the Company delivers multiple products or services within the same contractual arrangement (a "multiple element arrangement"), the individual deliverables within the contract are separated and recognized upon delivery based upon their fair values relative to the total contract value, to the extent that the fair values are readily determinable and to the extent that the deliverables have stand-alone value to the customer (the "relative fair value method"). In cases where the fair value is not determinable, or the deliverables do not have stand-alone value to the customer, the individual elements are considered to be one unit of accounting and revenue is recognized when all the revenue recognition criteria have been met for the particular contract.


           Shipping and Handling Costs

              The Company's contractual agreements stipulate the Company to deliver the goods at the Company's place of business. All other transportation costs and risks are assumed by the buyer. Reimbursements for shipping and handling costs are included in net sales and cost of sales respectively.


           Allowance for Doubtful Accounts

              The allowance for doubtful accounts is the Company's estimate of uncollectible accounts receivable. The Company periodically reviews its receivables and assesses an allowance based upon historical collection experience and a review of the current status of the accounts receivables. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. It is at least reasonably possible that the Company's estimate of the allowance for doubtful accounts will change in the near-term.


           Inventory

              Inventories are stated at the lower of cost or market. At December 31, 2005 and December 31, 2004 inventory was comprised of raw material, work in progress and finished products. Cost is determined using the first-in, first-out method.


           Property and Equipment

              Property and equipment consists primarily of computer hardware and telecommunication equipment having useful lives of 3 years for the computer hardware and 10 years for the telecommunication equipment. The assets are carried at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. Repairs and maintenance are charged to expense as incurred. Upon retirement or sale, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Gavitec AG
Notes to Financial Statements
--------------------------------------------------------------------------------
(continued)

           Intangible Assets

              Intangible assets consist of acquired software products. These intangible assets are carried at cost, net of accumulated amortization. Amortization is calculated using the straight-line method over estimated useful life of 3 years. The software products are utilized in revenue producing activities, as well as research and development activities.


           Impairment of Long-Lived and Intangible Assets

              The Company has adopted Statement of Financial Accounting Standard ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-lived assets", which requires that long-lived and intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. In the event that facts and circumstances indicate an impairment, the carrying amount of the asset is compared with the asset's fair value to determine whether a write-down to fair value must be recorded. The fair value is calculated based on the estimated sales and market prices of long-lived assets and, in the case of intangible assets, based on discounted cash-flows expected over their estimated useful lives. No impairment charges have been recognized in the years ended December 31, 2005 and December 31, 2004.


           Income Taxes

              In accordance  with SFAS No. 109,  "Accounting  for Income Taxes", income taxes are accounted for using the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be recognized.


           Advertising Costs

              The Company expenses the cost of advertising and promoting as incurred. Advertising expenses incurred for the year ended December 31, 2005 and December 31, 2004 were (euro) 95,987 and
              (euro) 26,431, respectively and are included in sales and marketing expenses in the statements of operations.

           Research and Development Expenses

              Costs associated with the planning and designing phase of software development, including coding and testing activities, and related overhead, necessary to establish technological feasibility of the Company's internally-developed software products, are classified as research and development and expensed as incurred.

Gavitec AG
Notes to Financial Statements
--------------------------------------------------------------------------------
(continued)

           Concentration of Credit Risks

              The Company's accounts receivable are unsecured and thus the Company is at risk to the extent such amounts become uncollectible. In the years ended December 31, 2005 and December 31, 2004 the Company generated revenue with three customers aggregating approximately 42.7 % and 59.5 % of total revenues, respectively. There are no amounts outstanding from these customers in accounts receivable at December 31, 2005 and a total of (euro) 1,340 outstanding in accounts receivable as of December 31, 2004.



           Comprehensive Income (Loss)

              Comprehensive loss amounted to (euro) 913,516 and (euro) 482,301 for the years ended December 31, 2005 and December 31, 2004, respectively. There are currently no differences between net loss and comprehensive loss.


           Recently Issued Accounting Pronouncements:

              In May 2005, the Financial Accounting Standards Board ("FASB") issued SFAS No. 154, Accounting Changes and Error Corrections. This new standard replaces APB Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. Among other changes, SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. SFAS 154 also provides that (1) a change in method of depreciating or amortizing a long-lived nonfinancial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a "restatement." The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005.

              In November 2004, the FASB issued SFAS No. 151, "Inventory Costs", an amendment of Accounting Research Bulletin ("ARB") No. 43, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal", as defined in the statement. In addition, SFAS 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. Companies are required to adopt the provisions of this Statement for fiscal years beginning after June 15, 2005. The adoption of this standard will not have any impact on the Company's results of operations or financial position.

Gavitec AG
Notes to Financial Statements
--------------------------------------------------------------------------------
(continued)

 (3)     Inventory:

         Inventory is comprised of the following at December 31:

                                                                   2005                           2004
                                                              --------------                 --------------
                Raw Materials                                 (euro)  51,350                 (euro)  45,001
                Work in process                                       10,913                        177,287
                Finished Goods                                        91,772                        119,585
                                                              --------------                 --------------

                Total                                         (euro) 154,035                 (euro) 341,873
                                                              ==============                 ==============


(4)      Property and Equipment:

         Property and equipment consist of the following at December 31:

                                                                   2005                           2004
                                                              --------------                 --------------
                Computer and
                telecommunication equipment                   (euro) 120,113                  (euro)210,841
                Less accumulated
                depreciation                                        -106,150                       -185,638
                                                              --------------                  -------------

                Property and equipment, net                   (euro)  13,963                  (euro) 25,203
                                                              ==============                  =============


         Depreciation expense totaled (euro) 22,550 and (euro) 27, 816 for the years ended December 31, 2005 and December 31, 2004, respectively. In 2005 property, plant and equipment of (euro) 105,932 and accumulated depreciation of (euro) 102,038 was retired. The respective loss of
         (euro) 3,894 was recorded in general and administrative expenses.

Gavitec AG
Notes to Financial Statements
--------------------------------------------------------------------------------
(continued)


(5)      Intangible Assets:

         Intangible assets consist of the following at December 31:

                                                                     2005                            2004
                                                               -------------                  -------------
                Purchased software                             (euro) 11,891                  (euro) 11,082
                Less accumulated amortization                         -8,965                         -7,707
                                                               -------------                  -------------

                Intangible assets, net                         (euro)  2,926                  (euro)  3,375
                                                               =============                  =============


         Amortization expense totaled (euro) 1,258 and (euro) 1,410 for the years ended December 31, 2005 and December 31, 2004, respectively. Amortization expense is estimated as follows in future years :

                2006                                           (euro)  1,395
                2007                                                   1,395
                2008                                                     136
                                                               -------------

                  Total                                        (euro)  2,926
                                                               =============

(6)      Deferred Revenue

         The Company has recorded a total of (euro) 108,966 in deferred revenue at December 31, 2005. This revenue relates to post customer support services contractually granted by the Company in connection with multi-element software contracts. The Company will recognize this revenue in the upcoming 12 month period.

Gavitec AG
Notes to Financial Statements
--------------------------------------------------------------------------------
(continued)

 (7)     Other Current Liabilities

         Other current liabilities comprised of the following at December 31:

                                                                   2005                           2004
                                                              --------------                  -------------
                Cognex                                         (euro)144,613                  (euro)     --
                Supervisory Board compensation                        32,000                             --
                Social insurance liability                            10,333                          7,610
                Wage tax liability                                     9,001                          7,974
                Other                                                  1,283                             --
                                                              --------------                  -------------
                Total                                         (euro) 197,230                  (euro) 15,584
                                                              ==============                  =============

         The liability to Cognex relates to an overpayment received in 2005 from the sale of the Company's industrial products division in 2003 to Cognex.

(8)      Other Income

         Other income recorded in 2005 related primarily to a payment of (euro) 200,000 related to additional consideration from the release of held back amounts for potential patent infringement matters relating to the sale of the Company's industrial products division in 2003. There are no further indemnifications provided for these matters and no further amounts to be received by the Company.

         Other income in 2004 related primarily to a payment from High-Tech Trade GmbH for the fulfillment of contractual obligations in the amount of (euro) 50,000, as well as a payment received of (euro) 100,000 related to additional consideration from the release of held back amounts for potential patent infringement matters in the sale of the industrial products division in 2003.

Gavitec AG
Notes to Financial Statements
--------------------------------------------------------------------------------
(continued)

 (9)     Income Taxes

         As a result of the net losses incurred by the Company, no provision for income taxes has been recorded. As of December 31, 2005 and 2004, the Company had accumulated tax net operating loss carry forwards in Germany of approximately of (euro) 1,373,000 and (euro) 530,383, respectively. Under German tax law, these loss carry forwards generally have an indefinite life and may be used to offset the Company's future taxable income. However, the loss carry forward deduction is limited to 60% of the Company's annuals net taxable income. Net operating loss carry forwards are subject to review and possible adjustment by the German taxing authorities. Furthermore, under current German law, certain substantial changes in the Company's ownership may limit the amount of net operating loss carry forwards which could be used to offset future taxable income.

         Significant components of the Company's deferred tax assets and consist of the following at December 31:

                                                       2005             2004
                                                  -------------   --------------
              Net operating loss carry
              forwards (NOL)                      (euro)535,592   (euro) 206,849
              Deferred revenue                           42,497               --
                                                  -------------   --------------

              Total deferred tax assets                 578,089          206,849
              Valuation allowance                      -578,089         -199,342
                                                  -------------   --------------
              Net deferred income tax asset       (euro)     --   (euro)   7,507
                                                  =============   ==============

              Deferred tax liabilities            (euro)     --   (euro)   7,507
                                                  =============   ==============

              Net deferred tax asset and
              liabilities                         (euro)     --   (euro)      --
                                                  =============   ==============


         Due to the degree of uncertainty related to the ultimate utilization and recoverability of the loss carry forwards and other deferred tax assets, the Company has reserved for the deferred tax assets to the extent it exceeds any tax liabilities.

         For the years ended December 31, 2005 and 2004, the income tax benefit derived from the net loss reported is computed by applying the statutory German combined tax rate of 39% (considering both corporate tax of 25%, solidarity surcharge of an additional 5.5 % and the German trade tax of approximately 13%) as follows:

                                                        2005             2004
                                                  ---------------  ---------------
              Benefit at federal statutory rate  (euro) -356,271   (euro) -188,097
              Permanent Differences
              (costs of capital)                         -22,476                --
              Changes in valuation allowance             378,747           188,097
                                                 ---------------   ---------------
              Provision for income taxes         (euro)       --   (euro)       --
                                                 ===============   ===============

Gavitec AG
Notes to Financial Statements
--------------------------------------------------------------------------------
(continued)

 (10)    Equity

           Common Stock

           Each of the stockholders of the Company's common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of common stock have preemptive rights as provided under German stock corporation law. Common stockholders have no rights to convert their common stock into any other securities. The outstanding common stock is duly authorized and validly issued and fully-paid.

           In 2005 the company issued 75,550 new shares, with a nominal value of
           (euro) 1 each for a total capital contribution of (euro) 600,000. In connection with this capital issuance the Company incurred procurement costs of (euro) 57,631 which have been deducted directly from the contribution received.

           Dividends

           In 2004 the  Company  declared  and paid a dividend  in the amount of
           (euro) 1,600,000 to its common shareholders.

(11)       Commitments and Contingencies

           The Company leases its office facility under an operating lease with an expiration date in September 2008. For the years ended December 31, 2005 and December 31, 2004, Gavitec incurred rent expense of
           (euro) 29,745 and (euro) 23,220 respectively. In addition, Gavitec leases company cars.

           The following is a schedule of the future minimum payments under the non-cancelable operating leases in effect as of December 31, 2005:


                  2006             (euro)  76,035
                  2007                     70,440
                  2008                     47,646
                  2009                      1,220
                                   --------------
         Total minimum payments    (euro) 195,341


(12)     Related Party

         The Company has a contractual arrangement governing consulting services which were performed by a significant shareholder during the years 2005 and 2004. The total amounts paid and expensed under this arrangement amounted to (euro) 84,113 in 2005 and (euro) 162,604 in 2004. The Company believes the prices for the consulting services were based on current market rates.


(13)     Litigation

         The Company is involved in various legal actions arising in the normal course of business as a claimant. While it is not possible to determine with certainty the outcome of these matters, it is the opinion of management that the eventual resolution will not have a material adverse effect on the Company's financial position or operating results.

Gavitec AG
Notes to Financial Statements
--------------------------------------------------------------------------------
(continued)

 (14)    Subsequent Events

         The Company was acquired by Neomedia Technologies, Inc. on February 23, 2006 in exchange for a total of USD 7,200,000, of which USD 1,800,00 is a cash payment and the remainder in shares of Neomedia Technologies, Inc.

(b) Pro Forma Financial Information


Notes to Unaudited Pro Forma Condensed Combined Financial Statements


1.  Basis of Presentation


Acquisition of Gavitec AG

On February 17, 2006, NeoMedia and Gavitec signed a definitive sale and purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of Gavitec in exchange for $1,800,000 cash and $5,400,000 in shares of NeoMedia common stock. The $5,400,000 stock portion of the purchase price is represented by 13,660,511 shares of NeoMedia common stock, calculated by dividing $5,400,000 by the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 16, 2006. On February 23, 2006, NeoMedia and Gavitec completed the closing requirements and the acquisition became effective. In the event that NeoMedia's stock price at the time the consideration shares are saleable is less than $0.389, NeoMedia is obligated to compensate Gavitec shareholders in cash for the difference between the price at the time the shares become saleable and $0.389.


Acquisition of 12Snap AG

On February 10, 2006, NeoMedia and 12Snap signed a definitive sale and purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of 12Snap in exchange for $2,500,000 cash and 49,294,581 shares of NeoMedia common stock. On February 28, 2006, NeoMedia and 12Snap completed the closing requirements and the acquisition became effective. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock to be issued as consideration was calculated using a share price of $0.3956. In the event that NeoMedia's stock price at the time the consideration shares are saleable is less than $0.3956, NeoMedia is obligated to compensate 12Snap shareholders in cash for the difference between the price at the time the shares become saleable and $0.3956.

Acquisition of Mobot, Inc.

On February 17, 2006, NeoMedia Technologies, Inc. ("NeoMedia) acquired all of the outstanding shares of Mobot, Inc. (www.mobot.com) ("Mobot") in exchange for $3,500,000 cash and $6,500,000 in shares of NeoMedia common stock. The $6,500,000 stock portion of the purchase price is represented by 16,931,493 shares of NeoMedia common stock. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock to be issued as stock consideration was calculated using a share price of $0.3839. In the event that NeoMedia's stock price at the time the consideration shares are saleable is less than $0.3839, NeoMedia is obligated to compensate Mobot shareholders in cash for the difference between the price at the time the shares become saleable and $0.3839. In addition to cash and stock, at closing NeoMedia forgave notes payable totaling $1,500,000 due from Mobot. This amount is considered other additional consideration in the purchase price allocation.



Audited financials statements for Mobot were included in amendment no. 1 to form 8-K filed with SEC on May 3, 2006. Audited financials statements for 12Snap were included in amendment no. 1 to form 8-K filed with SEC on May 8, 2006. Mobot and 12Snap balance sheets as of December 31, 2005 and statements of operations for the year ended December 31, 2005 are shown for pro forma purposes only.

Presentation

The unaudited pro forma condensed combined historical statement of operations for the year ended December 31, 2005 gives effect to the acquisitions of Gavitec, 12Snap and Mobot as if they had occurred as of January 1, 2005, combining the historical results of NeoMedia for the year ended December 31, 2005 with the historical results of Gavitec, 12Snap and Mobot for the year ended December 31, 2005. The unaudited pro forma condensed combined balance sheet as of December 31, 2005 gives effect to the acquisitions of Gavitec, 12Snap and Mobot as if they had occurred as of December 31, 2005.

The unaudited pro forma combined financial statements included in this filing have been prepared by the managements of NeoMedia, Gavitec, 12Snap, and Mobot without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the managements of NeoMedia, Gavitec, 12Snap, and Mobot believe that the disclosures are adequate to make the information not misleading.

The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. The unaudited pro forma financial data do not purport to represent what NeoMedia's financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of NeoMedia's financial position or results of operations for any future period. The unaudited pro forma financial statements should be read in conjunction with the separate historical financial statements and footnotes of NeoMedia included in Form 10-KSB for the year ended December 31, 2005, and with the separate historical financial statements and footnotes of Gavitec for the years ended December 31, 2005 and 2004 (included herein), with the separate historical financial statements and footnotes of 12Snap for the years ended December 31, 2005 and 2004 (included in Form 8-K/A filed with the SEC on May 5, 2006), and with the separate historical financial statements and footnotes of Mobot for the years ended December 31, 2005 and 2004 (included in Form 8-K/A filed with the SEC on May 3, 2006).


2.  Preliminary Purchase Price Allocation

A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed has not been made for Gavitec, 12Snap and Mobot. The allocation reflected in the unaudited pro forma combined financial statements is based on management's best judgment and estimate of the fair values of intangible assets being acquired, and should be considered preliminary and is subject to the completion of a comprehensive independent valuation of the assets acquired and liabilities assumed. The final allocation of purchase price could differ materially from the pro forma allocation included herein. NeoMedia expects to obtain the final independent valuation, currently in process, prior to the filing of the 2nd quarter Form 10 Q in August 2006.

Any additional consideration issued pursuant to the stock purchase price protection clause would also change the purchase price allocation.


3.  Pro forma Net Loss Per Share

The pro forma basic and dilutive net loss per share are based on the weighted average number of shares of pro forma NeoMedia's common stock as if the shares issued to acquire Gavitec, 12Snap and Mobot had been issued at the beginning of the period shown. Dilutive shares are not included in the computation of pro forma dilutive net loss per share as their effect would be anti-dilutive.

                           NeoMedia Technologies, Inc.
              Unaudited Pro-forma Condensed Combined Balance Sheet
                                December 31, 2005
                          (In thousands of US Dollars)

                                                                                                            Pro              Pro
                                                                                                           Forma            Forma
                                                           (A)         (A)         (A)          (A)       Adjust-          Consol-
ASSETS                                                  NeoMedia     Mobot       Gavitec      12Snap       ments           idated
                                                       ---------   ---------    ---------   ---------    ---------       ----------
Current assets:                                                *           *            *           *    (unaudited)     (unaudited)
       Cash and cash equivalents                       $   2,291   $     909    $      95   $   1,341    $  (7,800)(G)   $  (3,164)
       Trade accounts receivable, net                        341          78          172       2,117           --           2,708
       Inventories, net                                      423          --          182          --           --             605
       Investment in marketable securities                   104          --           --          52           --             156
       Prepaid expenses and other current assets             151           8           64         751           --             974
                                                       ---------   ---------    ---------   ---------    ---------       ---------
          Total current assets                             3,310         995          513       4,261       (7,800)          1,279

       Property and equipment, net                           236          22           17         224           --             499
       Capitalized patents, net                            3,134          --           --          --           --           3,134
       Micro paint repair chemical formulations and
       proprietary process                                 1,450          --           --          --           --           1,450
       Customer contracts and relationships                   --          --           --          --          800(C)          800
       Capitalized software platform                          --          --           --          --       15,000(C)       15,000
       Other intangible assets                               246          20            3          98        2,200(C)        2,568
       Goodwill                                            1,099          --           --          --       26,854(C)       27,953
       Advances to Mobot, Inc.                             1,500          --           --          --       (1,500)             --
       Cash surrender value of life insurance policy         769          --           --          --           --             769
       Other long-term assets                                667          --           --          --         (147)(D)         520
                                                       ---------   ---------    ---------   ---------    ---------       ---------

            Total assets                               $  12,411   $   1,037    $     533   $   4,583    $  35,407       $  53,971
                                                       =========   =========    =========   =========    =========       =========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
       Accounts payable                                $   1,574   $     344    $     160   $     775    $      --       $   2,853
       Accrued expenses                                    1,844         148           50       2,153           --           4,195
       Amounts payable under settlement agreements            97          --           --          --           --              97
       Taxes payable                                          80          --           --          --           --              80
       Deferred revenues and other                           898         236          362       1,780           --           3,276
       Liabilities in excess of assets of discontinued
       business unit                                         676          --           --          --           --             676
       Notes and loans payable                             3,015       1,500         --         4,145       (1,500)(E)       7,160
                                                       ---------   ---------    ---------   ---------    ---------       ---------
            Total current liabilities                      8,184       2,228          572       8,853       (1,500)         18,337
                                                       ---------   ---------    ---------   ---------    ---------       ---------

       Long-term debt and convertible debentures              --         500           --          --         (500)(F)          --
       Minority Interest                                      --          --           --           7           --               7

Shareholders' deficit:
       Preferred stock                                        --          --           --          --           --              --
       Common stock (B)                                    4,676          --          263       5,825       (5,006)(C)       5,758
       Additional paid-in capital                        106,456           1        1,180      49,675      (20,538)(C)     136,774
       Deferred equity financing costs                   (13,256)         --           --          --           --         (13,256)
       Deferred stock-based compensation                    (169)         --           --          --           --            (169)
       Accumulated other comprehensive income (loss)        (177)         --           --         946         (946)(C)        (177)
       Retained earnings (accumulated deficit)           (92,524)     (1,692)      (1,482)    (60,158)      63,332(C)      (92,524)
       Treasury stock                                       (779)         --           --        (565)         565            (779)
                                                       ---------   ---------    ---------   ---------    ---------       ---------
          Total shareholders' deficit                      4,227      (1,691)         (39)     (4,277)      37,407          35,627
                                                       ---------   ---------    ---------   ---------    ---------       ---------
            Total liabilities and shareholders'
                deficit                                $  12,411   $   1,037    $     533   $   4,583    $  35,407       $  53,971
                    * - Derived from audited           =========   =========    =========   =========    =========       =========
                           financial statements

Pro-forma Adjustments
(A) - All balance sheets are presented as of December 31, 2005. For pro forma presentation purposes, Gavitec and 12Snap balances are converted from Euro to US Dollars at a rate of 0.8444 Euros/US Dollar, which was the exchange rate as of December 31, 2005 .

(B) - As of December 31, 2005, NeoMedia's $0.01 par value common stock consists of 1,000,000,000 authorized shares, 475,387,910 historical shares and 583,663,772 pro forma shares issued; and 467,601,717 historical shares and 575,877,579 pro forma shares outstanding

(C) - Adjustment for stock and cash issued to acquire Mobot, Gavitec, and 12Snap, assuming acquisitions occurred as of December 31, 2005. Adjustment includes the elimination of $1,082 common stock and $30,318 paid-in capital of the subsidiaries. The purchase price for each acquisition was calculated as follows:

                                                                                     Mobot       Gavitec       12Snap
     Pro forma number of shares of NeoMedia to be treated as purchase price
       consideration                                                               22,413,793    18,620,690   67,241,379
  x  NeoMedia closing stock price around December 31, 2005 (measurement date)          $0.290        $0.290       $0.290
                                                                                  ---------------------------------------
       Total stock consideration                                                   $6,500,000    $5,400,000  $19,500,000
       Plus cash consideration                                                     $3,500,000    $1,800,000   $2,500,000
                                                                                  ---------------------------------------
           Pro forma purchase price                                               $10,000,000    $7,200,000  $22,000,000
                                                                                  =======================================

     In accordance with SFAS 141 and EITF 99-12, for the purposes of this unaudited pro forma balance sheet, the fair value of the stock to be issued as purchase price consideration is assumed to be $0.29 per share, which was the average closing price of NeoMedia common stock for the three days up to and including December 31, 2005 (the measurement date). There are no additional options, warrants, or other stock-based consideration expected to be issued as part of the purchase price for either acquisition. Each of the above transactions was completed in the first quarter of 2006. The actual number of shares issued as stock consideration is shown in the following table:

                                                            Mobot       Gavitec       12Snap
         Actual Shares Issued as Stock Consideration     16,931,493   13,660,511    49,294,581

     Based on NeoMedia's stock price around the measurement date of December 31, 2005, and the balance sheets of NeoMedia, Mobot, Gavitec, and 12Snap as of December 31, 2005, the pro forma purchase price for each acquisition would be allocated as follows:

                                                                                      (in thousands of US dollars,
                                                                                         except share amounts)
                                                                                ----------------------------------------
                                                                                  Mobot          Gavitec       12Snap
Purchase Price Consideration
Cash                                                                            $     3,500   $     1,800   $     2,500

Pro forma number of shares of NeoMedia common stock issued                       22,413,793    18,620,690    67,241,379
/  NeoMedia closing stock price around December 31, 2005
(measurement date)                                                              $      0.29   $      0.29   $      0.29
                                                                                -----------   -----------   -----------
Pro forma fair value of shares issued as purchase price                         $     6,500   $     5,400   $    19,500
consideration

Purchase-related costs                                                                    8            26           113
Other purchase consideration                                                          1,500            --            --
                                                                                -----------   -----------   -----------

  Total fair value expected to be treated as purchase price
    consideration                                                               $    11,508   $     7,226   $    22,113
                                                                                ===========   ===========   ===========

Assets Purchased
Cash and cash equivalents                                                       $       909   $        95   $     1,341
Investment in marketable securities                                                      --            --            52
Trade accounts receivable, net                                                           78           172         2,117
Inventory                                                                                 0           182            --
Prepaid expenses and other current assets                                                 8            64           751
Property and equipment, net                                                              22            17           224
Customer contracts and relationships (i)(ii)                                            400            --           400
Capitalized software platform (i)(iii)                                                5,000         5,600         4,400
Other intangible assets (i)(iv)                                                         220           554         1,548
Goodwill (i)(v)                                                                       5,599         1,115        20,140
                                                                                -----------   -----------   -----------
                                                                                     12,236         7,798        30,973
                                                                                -----------   -----------   -----------
Liabilities Assumed
Accounts payable                                                                        344           160           775
Accrued expenses                                                                        148            50         2,153
Taxes payable                                                                            --            --            --
Deferred revenues and other current liabilities                                         236           362         1,780
Notes payable                                                                            --            --         4,145
Long-term debt                                                                           --            --             7
                                                                                -----------   -----------   -----------
                                                                                        728           572         8,860
                                                                                -----------   -----------   -----------


            (i) - For   purposes  of   these   unaudited   pro  forma  financial
                  statements, the excess of fair value of consideration paid over net book value for Mobot, Gavitec, and 12Snap is allocated to the following intangible asset categories: customer contracts and relationships, capitalized software platform, other intangible assets, and goodwill. The allocation is made based on NeoMedia management's judgment and best estimate of the value of each category for each business. As of this filing, NeoMedia has not completed an independent valuation of such intangible assets. NeoMedia is in the process of performing an independent valuation of the intangible assets, and a final allocation of the purchase price of each entity will be made based on the results of such valuation, to be completed no more than one year from closing. It is important to note that the final independent valuation, could vary materially from the pro forma allocation presented above. NeoMedia expects to obtain the final independent valuation, currently in process, prior to the filing of the 2nd quarter Form 10 Q in August 2006.

           (ii) - Customer contracts and relationships consist of the customers of each business that are under contract, as well as prospects identified for potential future business, the fair value of which is calculated as the discounted after-tax expected earnings from current and identified customers. NeoMedia expects to assign an amortization period of 5 years to this class of assets.

          (iii) - Capitalized   software   platforms   consist  of   proprietary
                  software systems acquired. NeoMedia expects to assign an amortization period of 7 years to this class of assets.

           (iv) - Other intangible assets consist of brand names and other proprietary copyrighted materials. NeoMedia expects to assign an amortization period of 7-10 years to this class of assets.

            (v) - The remaining  excess  of purchase  price paid over fair value of assets and liabilities assumed is allocated to goodwill, and as such, is not assigned a depreciable life. Goodwill will be tested for impairment as defined by Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

(D) - Adjustment to eliminate acquisition-related costs paid by NeoMedia in 2005 that are included in the purchase price allocation

(E) - Adjustment to eliminate note payable from Mobot to NeoMedia that was forgiven at closing.

(F) - Adjustment to eliminate Mobot convertible debentures that were converted prior to closing. As a result, the above unaudited condensed consolidated pro forma balance sheet is shown assuming the debentures are converted prior to the pro forma closing date.

(G) - Negative cash balance is shown for pro forma purposes only. During February 2006, NeoMedia obtained $27 million gross financing in the form of a convertible preferred stock sale, a portion of the proceeds of which were used to acquire Gavitec, Mobot and 12Snap.

                           NeoMedia Technologies, Inc.
         Unaudited Pro-forma Combined Condensed Statement of Operations
                      For the Year Ended December 31, 2005
               (In thousands of US Dollars, except per share data)


                                                                                                       Pro                  Pro
                                                                                                      Forma                Forma
                                                (A)              (A)        (A)          (A)         Adjust-               Consol-
                                               NeoMedia         Mobot     Gavitec      12Snap         ments                idated
                                             -------------    --------    --------    --------    -------------       -------------
NET SALES:                                               *           *           *           *      (unaudited)         (unaudited)
       License fees                          $         523          --          --          --               --       $         523
       Resale of software and
          technology equipment and
       service fees                                    354          --          --          --               --                 354
       Micro paint revenue                           1,279          --          --          --               --               1,279
       Technology product and service
       revenue                                          --         300         772       7,396               --               8,468
                                             -------------    --------    --------    --------    -------------       -------------
          Total net sales                            2,156         300         772       7,396               --              10,624
                                             -------------    --------    --------    --------    -------------       -------------

COST OF SALES:
       License fees                                    453          --          --          --               --                 453
       Resale of software and
          technology equipment and                      --          --          --          --
       service fees                                    206          --          --          --               --                 206
       Micro paint direct cost of revenue              913          --          --          --               --                 913
       Technology product and service
       revenue                                          --          --         722          --            2,143(B)            2,865
                                             -------------    --------    --------    --------    -------------       -------------
          Total cost of sales                        1,572          --         722          --            2,143               4,437
                                             -------------    --------    --------    --------    -------------       -------------

GROSS PROFIT                                           584         300          50       7,396           (2,143)              6,187

       Selling, general and
       administrative expenses                       7,561       1,180         972       7,147              492(B)           17,352
       Impairment charge                               335          --          --          --               --                 335
       Research and development costs                  934         552         503       1,515               --               3,504
                                             -------------    --------    --------    --------    -------------       -------------

Income (loss) from operations                       (8,246)     (1,432)     (1,425)     (1,266)          (2,635)            (15,004)
       Loss on extinguishment of debt, net             172          --          --          --               --                 172
       Other income (loss)                              --          --         296         230               --                 526
       Impairment charge on investments               (780)         --          --          --               --                (780)
       Interest income (expense), net                 (293)        (42)         --        (515)              --                (850)
                                             -------------    --------    --------    --------    -------------       -------------

Income before provision for income taxes            (9,147)     (1,474)     (1,129)     (1,551)          (2,635)            (15,936)
       Provision for income taxes                       --          --          --          --               --                  --
                                             -------------    --------    --------    --------    -------------       -------------

Net income (loss)                                   (9,147)     (1,474)     (1,129)     (1,551)          (2,635)            (15,936)

Other comprehensive income (loss):
       Unrealized loss on marketable
       securities                                     (146)         --          --          --               --                (146)
       Foreign currency translation
       adjustment                                       29          --          --          --               --                  29
                                             -------------    --------    --------    --------    -------------       -------------

Comprehensive income (loss)                        ($9,264)    ($1,474)    ($1,129)    ($1,551)         ($2,635)           ($16,053)
                                             =============    ========    ========    ========    =============       =============

NET INCOME (LOSS) PER
       SHARE--BASIC AND DILUTED                     ($0.02)                                                                  ($0.03)
                                                                                                  =============       =============

COMPREHENSIVE INCOME (LOSS)
       PER SHARE--BASIC AND DILUTED                 ($0.02)                                                                  ($0.03)
                                                                                                  =============       =============

Weighted average number
       of common shares-basic and diluted      451,857,851                                          120,306,513(C)      572,164,364
                                             =============    ========    ========    ========    =============       =============

* - Derived from audited financial statements

Pro-forma Adjustments
---------------------

(A) - All results shown are for the year ended December 31, 2005. For pro forma presentation purposes, Gavitec and 12Snap results are converted from Euro to US Dollars at a rate of 0.80844 Euro/US Dollar, which was the average exchange rate for the period January 1, 2005 - December 31, 2005.

(B) - Adjustment to reflect amortization of acquired intangible assets for the year ended December 31, 2005, as if the acquisitions had occurred on January 1, 2005. It is important to note that the actual allocation and estimated useful lives of intangible assets acquired that will be adopted based on an independent valuation could vary from the estimates presented herein (see note C(i) to the pro forma balance sheet for a discussion on useful lives). Such a difference could cause a material difference between the actual periodic amortization charges that NeoMedia will record in its statement of operations, and the amortization amount shown above.Estimated useful lives are based on management's best estimate of the purchase price allocation, and will not be finalized until the results of an independent valuation are received.

(C) - Adjustment for shares that would have been issued in connection with acquisitions if they had occurred on January 1, 2005, calculated as follows:

                                                               Mobot      Gavitec      12Snap           Total
                                                            -----------  ----------  -----------     -----------
     NeoMedia stock price around January 1, 2005                 $0.261      $0.261       $0.261
     (measurement date)
     Total stock consideration                               $6,500,000  $5,400,000  $19,500,000     $31,400,000
                                                            -----------  ----------  -----------     -----------
         Pro forma number of shares of NeoMedia to be
     treated as purchase price consideration                 24,904,215  20,689,655   74,712,644     120,306,513
                                                            ===========  ==========  ===========     ===========

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NeoMedia Technologies, Inc.
                                    -------------------------------------------
                                    (Registrant)


Date: May 8, 2006                   By: /s/ Charles T. Jensen
      -----------                       ----------------------------------------
                                        Charles T. Jensen, President,
                                        Chief Executive Officer and Director

                                  EXHIBIT INDEX

   Exhibit No.   Description
   -----------   -----------
      23.1       Consent of Ernst & Young AG, Independent Auditors of Gavitec AG